UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on December 28, 2015, KaloBios Pharmaceuticals, Inc. (the “Company”) requested a hearing to appeal the decision of the Nasdaq listing qualifications staff to delist the Company’s securities, which hearing was scheduled to take place on February 25, 2016.

The Company’s board of directors (the “Board”) has determined that pursuit of the appeal while the Company is not in compliance with the Nasdaq listing standards would require diversion of Company resources that could be better spent pursuing the Company’s business plan and reorganization. Accordingly, on January 12, 2016, the Company notified Nasdaq of its withdrawal of the appeal.

Nasdaq has announced that the Company’s common stock will be suspended from Nasdaq on Wednesday, January 13, 2016. At that time the Company’s common stock will be eligible for trading in over-the-counter markets.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Press Release dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board

Dated: January 12, 2016